Don McDonald
CFO
Skinny Nutritional Corp.
3 Bala Plaza East, Ste. 101
Bala Cynwyd, PA 19004
610-784-2000 ext. 103
Don@SkinnyCo.com
mailto:Don@SkinnyCo.com

FOR IMMEDIATE RELEASE

Skinny Nutritional Corp. Reports $4,146,066 in Revenues for 2009

Improvement represents an increase of $1,967,011 (90%) over 2008

BALA CYNWYD, PA. April 13, 2010---SKINNY NUTRITIONAL CORP. (OTCBB: SKNY), today announced net revenues of $4,146,066 (net of slotting fees of $453,022 and billbacks of $687,507) for the year ending December 31, 2009. This represents an increase of $1,967,011 (90%) over revenues of $2,179,055 for the year ending December 31, 2008. The Company sold 578,690 cases of Skinny Water® for the year ended December 31, 2009 compared to 252,812 cases for the same period in 2008, an increase of 129%, (1 case = twelve 16 ounce bottles).

These improvements are a result of the Company increasing the volume of product shipments due to the development of its relationship with national chains and the increase in its distribution network to 56 distributors in 25 states, which service approximately 5,000 chain outlets.

Net loss for the twelve months ended December 31, 2009 was $7,305,831 compared to $6,232,123 for the same period in 2008. This loss in 2009 included $3,104,316 in non-cash charges for equity issued for services and compensation. This non-cash charge was $3,080,179 for 2008.

“The addition of 41 new distributors, including Canada Dry-affiliated distributors in the latter portion of 2009 as our distributor from New York to Virginia, has had a positive  impact on our business. Our success in 2009 is a function of our improved performance in chain stores and the addition of a number of strong distributors, including Canada Dry affiliates. Our enhanced distribution network allows us to offer an array of services to retailers, which is important  to our results,” stated Michael Salaman, Chairman of Skinny Nutritional Corp. “We can now go after business that we could not service before.”

“We also expect to deliver three new flavors of Skinny Sport Drinks™ in 2010, to expand our offerings. These flavors will emphasize the fact that all Skinny Water® drinks have zero sodium in addition to zero sugar. Due to these trends, we believe we are well positioned to continue our expansion nationwide.”

The Skinny Water® lineup features six great-tasting flavors, including Acai Grape Blueberry (Hi-Energy), Raspberry Pomegranate (Crave Control), Goji Fruit Punch (Shape), Lemonade Passionfruit (Total-V), Peach Mango Mandarin (XXX-Detox), and Orange Cranberry Tangerine (Wake Up). Every bottle of Skinny Water® has key electrolytes, antioxidants, and vitamins and has zero calories, sugar, and sodium, and no preservatives, with all natural colors and flavors.

About Skinny Nutritional Corp.
Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp., the creators of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative enhanced water with key electrolytes, antioxidants, and vitamins. Skinny Water comes in six great tasting flavors that include Acai Grape Blueberry, Goji Fruit Punch, Peach Mango Mandarin, Raspberry Pomegranate, Orange Cranberry Tangerine and Lemonade Passionfruit. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Sport®, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.